Exhibit 4.1

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE MARCH 10, 2027.

THIS WARRANT CERTIFICATE, AND THE WARRANTS EVIDENCED HEREBY, WILL BE VOID AND OF NO VALUE UNLESS EXERCISED ON OR BEFORE 5:00 P.M. (Eastern TIME) ON nOVEMBER 9, 2028, subject to acceleration as described below.

[Include the following legends on all Warrant Certificates, other than Warrant Certificates issued to qualified institutional buyers that agreed in writing with the Company to transfer restrictions in lieu of a U.S. restrictive legend:]

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT, (D) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (1) RULE 144 THEREUNDER, IF AVAILABLE, OR (2) RULE 144A THEREUNDER, IF AVAILABLE, AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (E) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS AND, IN THE CASE OF (D)(1) AND (E) ABOVE, AFTER THE SELLER FURNISHES TO THE ISSUER AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO SUCH EFFECT. THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE HEDGED EXCEPT IN COMPLIANCE WITH THE U.S. SECURITIES ACT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT. THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF A U.S. PERSON OR PERSON IN THE UNITED STATES UNLESS THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS ARE AVAILABLE. THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE HEDGED EXCEPT IN COMPLIANCE WITH THE U.S. SECURITIES ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.

Golden Minerals Company

a corporation existing under the laws of the State of Delaware

NO. [•]	[•] WARRANTS
Each entitling the holder to acquire one (1) share of common stock of Golden Minerals Company, subject to adjustment, in accordance with the terms and conditions set forth herein.

WARRANT CERTIFICATE

THIS IS TO CERTIFY THAT for value received [•] (the “Holder”) is the registered holder of the number of warrants stated above (each a “Warrant” and collectively, the “Warrants”) and is entitled, subject to the terms and conditions set forth in this warrant certificate (the “Warrant Certificate”), for each whole Warrant represented hereby to purchase one (1) Share (as defined below) of Golden Minerals Company (the “Company”) at any time and from time to time from November 9, 2026 up to and including 5:00 p.m. (Eastern time) on November 9, 2028, or such earlier date as may be established pursuant to the Acceleration Clause (as defined herein) (the “Expiry Time”), at a price per Share equal to CAD$0.45, subject to adjustment as hereinafter provided (the “Exercise Price”), upon and subject to the following terms and conditions.

If at any time following the expiry of the initial four (4)-month hold period applicable to the Warrants, the volume-weighted average trading price of the Shares (or any successor securities thereto) on the Toronto Stock Exchange (“TSX”) (or on such other recognized stock exchange on which such securities are then listed and primarily traded) is greater than CAD$0.90 for ten (10) consecutive trading days, the Company may accelerate the expiry date of the Warrants to a date that is not less than thirty (30) days following the date on which notice of such acceleration is delivered to holders of the Warrants (which notice may be given by way of press release disseminated via any newswire service), provided that such notice is delivered within fifteen (15) days of the occurrence of such event (the “Acceleration Clause”).

For purposes of this Warrant Certificate:

(i)	“Dividends Paid in the Ordinary Course” means dividends paid in any financial year of the Company, whether in (i) cash, (ii) shares in the capital stock of the Company, or (iii) warrants or similar rights to purchase any shares of capital stock of the Company or property or other assets of the Company, provided that the value of such dividends does not in such financial year exceed 100% of the consolidated net income from continuing operations of the Company for the twelve (12)-month period ending immediately prior to the first day of such financial year (such consolidated net income from continuing operations to be computed in accordance with generally accepted accounting principles in the United States);

(ii)	“Securities Laws” means, collectively, the securities laws and regulations in each of the provinces and territories of Canada, together with all written instruments, rules and orders having the force of law of the securities regulators or regulatory authorities in each of the provinces and territories of Canada;

(iii)	“Shares” means the shares of common stock of the Company which are issuable upon the exercise from time to time of these Warrants, as such number of shares of common stock may be adjusted from time to time in accordance with this Warrant Certificate; and

(iv)	“CAD$” means Canadian dollars.

Words importing the singular number also include the plural and vice versa and words importing the masculine gender include the feminine gender.

TERMS AND CONDITIONS

1.	At any time and from time to time at or prior to the Expiry Time (the “Exercise Period”), the Holder may exercise all or any number of whole Warrants represented hereby, upon delivering this Warrant Certificate to the Company via email to warrants@goldenminerals.com, together with a duly completed and executed subscription notice in the form attached hereto (the “Subscription Notice”) evidencing the election of the Holder to exercise the number of Warrants set forth in the Subscription Notice (which shall not be greater than the number of Warrants represented by this Warrant Certificate) and payment by wire transfer of immediately available funds payable to or to the order of the Company, as per the wire instructions attached hereto as Schedule “A”, or by such other means as may be acceptable to the Company in its discretion, in the amount of the aggregate Exercise Price of all Warrants being exercised. If the Holder is not exercising all Warrants represented by this Warrant Certificate, the Holder shall be entitled to receive, without charge, a new Warrant Certificate representing the number of Warrants which is the difference between the number of Warrants represented by the then original Warrant Certificate and the number of Warrants being so exercised.

2.	The Holder shall be deemed to have become the holder of record of Shares on the date on which the Company has received a duly completed Subscription Notice, the Warrant Certificate and payment of the full aggregate Exercise Price in respect of the Warrants being exercised pursuant to such Subscription Notice in accordance with Section 1 above (such date, the “Exercise Date”); provided, however, that if such date is not a business day in the City of Toronto, Ontario (a “Business Day”) then the Shares shall be deemed to have been issued and the Holder shall be deemed to have become the holder of record of the Shares on the next following Business Day. All Warrants exercised shall be and shall be deemed to be cancelled and of no further force or effect from and after the Exercise Date. For greater certainty, delivery of this Warrant Certificate and a duly completed and executed Subscription Notice by email to warrants@goldenminerals.com shall satisfy the requirement for delivery of this Warrant Certificate and the Subscription Notice to the Company, and the Subscription Notice shall be deemed received on the date of actual receipt thereof by the Company at that email address, in accordance with Section 1 above. Within five (5) Business Days of the Exercise Date, the Company shall issue and deliver (or cause to be delivered) to the Holder, at the address specified in the Subscription Notice, one or more certificates or, at the Company’s option, evidence of registration in book-entry or direct registration system form, for the appropriate number of issued and outstanding Shares to which the Holder is entitled pursuant to the exercise of Warrants; provided that Shares required to bear the U.S. restrictive legend set forth in Section 22 shall be issued in physical certificated form.

3.	The Company covenants and agrees that, until the Expiry Time, while any of the Warrants represented by this Warrant Certificate shall be outstanding, it shall reserve out of its authorized but unissued common stock a sufficient number of Shares to satisfy the right of purchase herein provided, as such right of purchase may be adjusted pursuant to Sections 4 and 5 of this Warrant Certificate. The Company represents and warrants that all Shares that shall be issued upon the exercise of the right to purchase provided for herein, upon payment of the aggregate Exercise Price at which Shares may at that time be purchased pursuant to the provisions hereof, shall be issued as fully paid and non-assessable Shares and the holders thereof shall not be liable to the Company or its creditors in respect thereof.

4.	The Exercise Price shall be subject to adjustment from time to time in the events and in the manner provided as follows:

(a)	Share Reorganization. If during the Exercise Period the Company shall:

(i)	issue shares of common stock or securities exchangeable for or convertible into shares of common stock to holders of all or substantially all of its then outstanding shares of common stock by way of stock dividend or other distribution other than Dividends Paid in the Ordinary Course, or

(ii)	subdivide, redivide or change its outstanding shares of common stock into a greater number of shares of common stock, or

(iii)	consolidate, reduce or combine its outstanding shares of common stock into a lesser number of shares of common stock,

(any of such events in these paragraphs (i), (ii) and (iii) being a “Share Reorganization”), then the Exercise Price shall be adjusted as of the effective date or record date, as the case may be, at which the holders of shares of common stock are determined for the purpose of the Share Reorganization by multiplying the Exercise Price in effect immediately prior to such effective date or record date by a fraction, the numerator of which shall be the number of shares of common stock outstanding on such effective date or record date before giving effect to such Share Reorganization and the denominator of which shall be the number of shares of common stock outstanding as of the effective date or record date after giving effect to such Share Reorganization (including, in the case where securities exchangeable or exercisable for or convertible into shares of common stock are distributed, the number of shares of common stock that would have been outstanding had such securities been fully exchanged or exercised for or converted into shares of common stock on such record date or effective date). From and after any adjustment of the Exercise Price pursuant to Sections 4(a)(ii) and 4(a)(iii), the number of Shares purchasable pursuant to this Warrant Certificate shall be adjusted contemporaneously with the adjustment of the Exercise Price by multiplying the number of Shares then otherwise purchasable on the exercise thereof by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment and the denominator of which shall be the Exercise Price resulting from such adjustment.

(b)	Rights Offering. If and whenever during the Exercise Period the Company shall fix a record date for the issue or distribution of rights, options or warrants to all or substantially all of the holders of shares of common stock under which such holders are entitled, during a period expiring not more than forty-five (45) days after the record date for such issue, to subscribe for or purchase shares of common stock or securities exchangeable or exercisable for or convertible into shares of common stock at a price per share to the holder (or having a conversion price, exercise price or exchange price per common share) of less than 95% of the Current Market Price (as defined in Section 5 hereof) for the shares of common stock on such record date (any of such events being called a “Rights Offering”), then the Exercise Price shall be adjusted effective immediately after the record date for the Rights Offering to a price determined by multiplying the Exercise Price in effect on such record date by a fraction:

(i)	the numerator of which shall be the aggregate of:

(A)	the number of shares of common stock outstanding as of the record date for the Rights Offering, and

(B)	a number determined by dividing either

I.	the product of the number of shares of common stock offered under the Rights Offering and the price at which such shares of common stock are offered,

or, as the case may be,

II.	the product of the exchange, exercise or conversion price per share of such securities offered and the maximum number of shares of common stock for or into which the securities so offered pursuant to the Rights Offering may be exchanged, exercised or converted, by the Current Market Price of the shares of common stock as of the record date for the Rights Offering; and

(ii)	the denominator of which shall be the aggregate of the number of shares of common stock outstanding on such record date after giving effect to the Rights Offering and including the number of shares of common stock offered pursuant to the Rights Offering (including shares issuable upon exercise of the rights, warrants or options under the Rights Offering or upon the exercise of the exchange, exercise or conversion rights contained in such exchangeable, exercisable or convertible securities under the Rights Offering).

Any shares of common stock owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of any such calculation. To the extent that such Rights Offering is not so made or any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or if such expired rights, options or warrants had not been issued. For greater certainty, no concurrent adjustment shall be made to the number of Shares purchasable upon exercise of the Warrants as a result of an adjustment to the Exercise Price under this Section 4(b).

(c)	Special Distribution. If and whenever during the Exercise Period the Company shall issue or distribute to all or to substantially all the holders of the shares of common stock:

(i)	securities of the Company including shares, rights, options or warrants to acquire shares of any class or securities exchangeable or exercisable for or convertible into any such shares, or

(ii)	any cash, property or other assets or evidence of its indebtedness,

and if such issuance or distribution does not constitute Dividends Paid in the Ordinary Course, a Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a “Special Distribution”), the Exercise Price shall be adjusted immediately after the record date for the Special Distribution so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction:

(i)	the numerator of which shall be the difference between:

(A)	the amount obtained by multiplying the number of shares of common stock outstanding on such record date by the Current Market Price of the shares of common stock on the earlier of such record date and the date on which the Company announces its intention to make such Special Distribution, and

(B)	the fair value (as determined by the board of directors of the Company but subject to the approval of the TSX) to the holders of such shares of common stock of such Special Distribution; and

(ii)	the denominator of which shall be the total number of shares of common stock outstanding on such record date multiplied by the Current Market Price of the shares of common stock on the earlier of such record date and the date on which the Company announces its intention to make such Special Distribution.

Any shares of common stock owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of any such computation. To the extent that such Special Distribution is not so made or any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or if such expired rights, options or warrants had not been issued. For greater certainty, no concurrent adjustment shall be made to the number of Shares purchasable upon exercise of the Warrants as a result of an adjustment to the Exercise Price under this Section 4(c).

(d)	Capital Reorganization. If and whenever during the Exercise Period there shall be a reclassification or redesignation of shares of common stock at any time outstanding or a change or exchange of the shares of common stock into other shares or into other securities or any other capital reorganization (other than a Share Reorganization), or a consolidation, amalgamation, arrangement, business combination, or merger of the Company with or into any other corporation or other entity (other than a consolidation, amalgamation, arrangement, business combination or merger which does not result in any reclassification or redesignation of the outstanding shares of common stock or a change or exchange of the shares of common stock into other securities), or a transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation or other entity (any of such events being herein called a “Capital Reorganization”), the Holder, where the Holder has not exercised the right of subscription and purchase under this Warrant Certificate prior to the effective date or record date, as the case may be, of such Capital Reorganization, shall be entitled to receive, and shall accept upon the exercise of such right for the same aggregate consideration, in lieu of the number of Shares to which such Holder was theretofore entitled upon such exercise, the kind and aggregate number of shares, other securities or other property which such Holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the Holder had been the registered holder of the number of Shares to which such Holder was theretofore entitled to subscribe for and purchase; provided, however, that no such Capital Reorganization shall be carried into effect unless all necessary steps shall have been taken by the Company to so entitle the Holder. If determined appropriate by the board of directors of the Company, acting reasonably, and subject to the prior written approval of any principal Canadian stock exchange or over-the-counter market on which the shares of common stock are then listed or quoted for trading, appropriate adjustments shall be made as a result of any such Capital Reorganization in the application of the provisions set forth in this Section 4 with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth in this Section 4 shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares, other securities or other property thereafter deliverable upon the exercise of any Warrant. Any such adjustments shall be made by and set forth in terms and conditions supplemental hereto approved by the board of directors of the Company, acting reasonably.

(e)	If and whenever at any time after the date hereof and prior to the Expiry Time, the Company takes any action affecting its shares of common stock to which the foregoing provisions of this Section 4, in the opinion of the board of directors of the Company, acting reasonably, are not strictly applicable, or if strictly applicable would not fairly adjust the rights of the Holder against dilution in accordance with the intent and purposes thereof, or would otherwise materially affect the rights of the Holder hereunder, then the Company shall execute and deliver to the Holder an amendment hereto providing for an adjustment in the application of such provisions so as to adjust such rights as aforesaid in such a manner as the board of directors of the Company, acting reasonably, may determine to be equitable in the circumstances. The failure of the board of directors of the Company to take action to so provide for any adjustment on or prior to the effective date of any action or occurrence giving rise to such state of facts will, absent manifest error, be conclusive evidence that the board of directors has determined that it is equitable to make no adjustment in the circumstances. Any such adjustment is subject to the prior approval of the TSX.

5.	The following rules and procedures shall be applicable to the adjustments made pursuant to Section 4:

(a)	The adjustments provided for in Section 4 are cumulative and shall be made successively whenever an event referred to therein shall occur, and shall, in the case of adjustments to the Exercise Price, be computed to the nearest one-tenth (1/10) of one cent subject to the following paragraphs of this Section 5.

(b)	No adjustment in the Exercise Price shall be required unless such adjustment would result in a change of at least 1% in the prevailing Exercise Price and no adjustment shall be made in the number of Shares purchasable upon exercise of this Warrant Certificate unless it would result in a change of at least one one-hundredth (1/100) of a Share; provided, however, that any adjustments which, except for the provisions of this Section 5(b), would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment.

(c)	No adjustment in the Exercise Price or in the number of Shares purchasable upon exercise of Warrants shall be made in respect of any event described in Section 4, other than the events referred to in Sections 4(a)(ii) and 4(a)(iii), if the Holder is entitled to participate in such event on the same terms, mutatis mutandis, as if it had exercised its Warrants prior to or on the effective date or record date, as the case may be, of such event. The terms of the participation of the Holder in such event shall be subject to the prior written approval, if applicable, of the TSX or any other principal Canadian stock exchange or over-the-counter market on which the Shares are then listed or quoted for trading.

(d)	No adjustment in the Exercise Price shall be made pursuant to Section 4 in respect of the issue from time to time:

(i)	of Shares purchasable on exercise of the Warrants represented by this Warrant Certificate;

(ii)	of Dividends Paid in the Ordinary Course of shares of common stock to holders of shares of common stock who exercise an option or election to receive substantially equivalent dividends in shares of common stock in lieu of receiving a cash dividend pursuant to a dividend reinvestment plan or similar plan adopted by the Company;

(iii)	of shares of common stock pursuant to any stock option, stock option plan, stock purchase plan or benefit plan for directors, officers, employees, advisers or consultants of the Company, as such option or plan is amended or superseded from time to time, and such other stock option, stock option plan or stock purchase plan as may be adopted by the Company; or

(iv)	of shares of common stock issued pursuant to options, warrants and/or other convertible securities of the Company outstanding on the date hereof or which may be outstanding after the date hereof pursuant to or as a result of one or more private placements or public offerings effected by the Company;

and any such issue shall be deemed not to be a Share Reorganization or Capital Reorganization.

(e)	If the Company shall set a record date to determine the holders of the shares of common stock for the purpose of entitling them to receive any dividend or distribution or any subscription or purchase rights and shall, thereafter and before the distribution to such stockholders of any such dividend, distribution or subscription or purchase rights, abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, then no adjustment in the Exercise Price or the number of Shares purchasable upon exercise of any Warrant shall be required by reason of the setting of such record date.

(f)	As a condition precedent to the taking of any action which would require any adjustment in any of the subscription rights pursuant to this Warrant Certificate, including the Exercise Price and the number or class of shares or other securities which are to be received upon the exercise thereof, the Company shall take any corporate action which may, in the reasonable opinion of counsel to the Company, be necessary in order that the Company have a sufficient number of authorized but unissued Shares reserved for issuance, and may validly and legally issue as fully paid and non-assessable all the Shares and/or other securities which the Holder is entitled to receive on the full exercise thereof in accordance with the provisions hereof.

(g)	For the purposes of this Warrant Certificate, “Current Market Price” of a shares of common stock at any date shall be calculated as the price per share equal to the weighted average price at which the shares of common stock have traded on any principal Canadian stock exchange or, if the shares of common stock are not listed, the over-the-counter market on which the shares of common stock are then listed or posted for trading during the twenty (20) consecutive trading days immediately prior to such date as reported by such market or exchange on which the shares of common stock are then trading or quoted. If the shares of common stock are not then traded in the over-the-counter market or on a recognized Canadian stock exchange, the Current Market Price of the shares of common stock shall, absent manifest error, be the fair market value of the shares of common stock as reasonably determined by the board of directors of the Company.

(h)	In the absence of a resolution of the board of directors of the Company fixing a record date for any dividend or distribution referred to in Section 4(a)(i) or any Rights Offering or Special Distribution, the Company shall be deemed to have fixed as the record date therefor the date on which such dividend or distribution, Rights Offering or Special Distribution is effected.

(i)	Any question that at any time or from time to time arises with respect to the amount of any adjustment to the Exercise Price or other adjustments pursuant to Section 4 shall be determined by a Canadian investment dealer, investment banker or firm of chartered accountants and shall be binding upon the Company and the Holder, absent manifest error. Notwithstanding the foregoing, if applicable, such determination shall be subject to the prior written approval of any principal Canadian stock exchange or over-the-counter market on which the shares of common stock are then listed or quoted for trading. In the event that any such determination is made, the Company shall notify the Holder of such determination in the manner contemplated in Section 15.

6.	On the happening of each and every such event set out in Section 4, the applicable provisions of this Warrant Certificate, including the Exercise Price, shall, ipso facto, be deemed to be amended accordingly and the Company shall take all necessary action so as to comply with such provisions as so amended.

7.	In any case in which Section 4 shall require that an adjustment shall be effective immediately after a record date for an event referred to herein, the Company may defer, until the occurrence of such an event:

(a)	issuing to the Holder, in respect of any Warrant exercised after such record date and before the occurrence of such event, the additional Shares issuable upon such exercise by reason of the adjustment required by such event, and

(b)	delivering to the Holder any distributions declared with respect to such additional Shares after the Exercise Date and before such event;

provided, however, that the Company shall deliver or cause to be delivered to the Holder an appropriate instrument evidencing the Holder’s right, upon the occurrence of the event requiring the adjustment, to an adjustment in the Exercise Price and/or the number of Shares purchasable on the exercise of any Warrant and to such distributions declared with respect to any additional Shares issuable on the exercise of any Warrant.

8.	At least fourteen (14) days prior to the effective date or record date, as the case may be, of any event which requires or might require adjustment in any of the subscription rights pursuant to this Warrant Certificate, including the Exercise Price and the number of Shares which are purchasable upon the exercise thereof, or such longer period of notice as the Company shall be required to provide holders of shares of common stock in respect of any such event, the Company shall notify the Holder of the particulars of such event and, if determinable, the required adjustment and the computation of such adjustment. In case any adjustment for which such notice has been given is not then determinable, the Company shall promptly after such adjustment is determinable notify the Holder of the adjustment and the computation of such adjustment.

9.	The Company shall maintain a register of holders in which shall be entered the names and addresses of the holders of the Warrants and of the number of Warrants held by them. The Company shall notify the Holder forthwith of any change of address of the principal office of the Company.

10.	Where the Holder is entitled to receive on the exercise or partial exercise of its Warrants a fraction of a Share, such right may only be exercised in respect of such fraction in combination with another Warrant or Warrants which in the aggregate entitle the Holder to receive a whole number of Shares. If the Holder is not able to, or elects not to, combine Warrants so as to be entitled to acquire a whole number of Shares, the Holder may not exercise the right to acquire a fractional Share, and, as a result, has the right to acquire only that number of Shares equal to the next lower whole number of Shares.

11.	The Holder may at any time up to and including the Expiry Time, upon the surrender hereof to the Company, exchange this Warrant Certificate for one or more Warrant Certificates entitling the Holder to subscribe in the aggregate for the same number of Shares as is expressed in this Warrant Certificate. Any Warrant Certificate tendered for exchange shall be surrendered to the Company and cancelled.

12.	If this Warrant Certificate becomes stolen, lost, mutilated or destroyed, the Company shall, on such terms as it may in its discretion and acting reasonably impose, which for certainty may include the delivery of a bond and/or indemnity, issue and deliver to the Holder a new Warrant Certificate of like denomination, tenor and date as the Warrant Certificate so stolen, lost, mutilated or destroyed.

13.	Nothing contained herein shall confer any right upon the Holder hereof or any other person to subscribe for or purchase any Shares of the Company at any time subsequent to the Expiry Time. After the Expiry Time this Warrant Certificate and all rights hereunder shall expire and be void and of no value.

14.	Except as expressly set out herein, the holding of this Warrant Certificate shall not make the Holder hereof a stockholder of the Company, and the Holder shall have no rights whatsoever as a stockholder of the Company (including any rights to receive dividends or other distributions to stockholder or to vote at a meeting of stockholders of the Company) other than regarding those shares of common stock in respect of which the Holder shall have properly exercised its right to purchase hereunder and which the Holder shall have actually taken up and paid for.

15.	Unless herein otherwise expressly provided, any notice to be given hereunder to the Holder shall be deemed to be validly given if such notice is given by personal delivery or registered mail to the attention of the Holder at its registered address recorded in the register maintained by the Company. Any notice so given shall be deemed to be validly given, if delivered personally, on the day of delivery and if sent by post or other means, on the fifth Business Day next following the sending thereof. In determining under any provision hereof the date when notice of any event must be given, the date of giving notice shall be included and the date of the event shall be excluded.

16.	This Warrant Certificate and the Warrants represented hereby are subject to compliance with all applicable laws, including applicable Securities Laws, the U.S. Securities Act and applicable U.S. state securities laws, and may only be transferred or assigned in compliance with applicable laws (including applicable Securities Laws, the U.S. Securities Act and applicable U.S. state securities laws) and with the prior written consent of the Company.

17.	This Warrant Certificate and the Warrants represented hereby may not be transferred to a U.S. Person or to a person in the United States or to or for the account or benefit of a U.S. Person or a person in the United States unless (a) the Company has provided its written consent (such consent not to be unreasonably withheld or delayed), and (b) if requested by the Company, the Holder has delivered to the Company a written opinion of counsel reasonably satisfactory to the Company stating that such transfer is exempt from the registration requirements of the U.S. Securities Act and applicable state securities laws. The Company shall refuse to register any transfer of the Warrants or the Shares not made in accordance with the provisions of Regulation S under the U.S. Securities Act, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from such registration.

18.	Time is of the essence hereof.

19.	This Warrant Certificate is binding upon the Company and its successors and assigns, provided that it shall not be assigned by the Company without the prior consent of the Holder.

20.	This Warrant Certificate and the Warrants represented hereby shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

21.	This Warrant Certificate may be signed digitally or by other electronic means (including DocuSign or portable document format (PDF)), which shall be deemed to be an original and shall be deemed to have the same legal effect and validity as a certificate bearing an original signature. A signed copy of this Warrant Certificate transmitted by email or other electronic transmission shall be deemed to have the same legal effect and validity as delivery of an originally executed copy of this Warrant Certificate, provided that if this Warrant Certificate bears a digital or electronic signature as contemplated above and the Company is delivering this Warrant Certificate by electronic transmission pursuant to this Section 21, then the Company represents to the Holder that the electronically transmitted Warrant Certificate is the only executed copy to be issued to the Holder by the Company.

22.	Notwithstanding any other provision hereof, the Warrants may not be exercised, in whole or in part, by a U.S. Person or person within the United States (or on behalf of a U.S. Person or person within the United States) unless registered under the U.S. Securities Act and applicable securities laws of any state of the United States or unless an exemption from such registration is available. The Holder is aware that neither the Warrants nor the Shares issuable upon exercise thereof have been registered under the U.S. Securities Act or applicable U.S. state securities laws, and that the Warrants and such Shares are “restricted securities” within the meaning of Rule 144 under the U.S. Securities Act, including, pursuant to Rule 905 of Regulation S, following any resale outside the United States. Further, the Holder acknowledges that the Warrants and the Shares issuable upon exercise thereof may not be offered or sold in the United States or to a U.S. Person unless registered under the U.S. Securities Act and applicable U.S. state securities laws or an exemption from the registration requirements of the U.S. Securities Act and applicable U.S. state securities laws is available, and that hedging transactions involving such securities may not be conducted unless in compliance with the U.S. Securities Act. As used herein, the terms “United States” and “U.S. Person” have the meanings assigned to them in Regulation S under the U.S. Securities Act. The Holder acknowledges and agrees that the Company has no obligation or intention to file any registration statement under the U.S. Securities Act with respect to the issuance of any of the Warrants or the Shares issuable upon exercise thereof. The Holder further acknowledges and agrees that the Company will undertake to file a registration statement (the “Registration Statement”) under the U.S. Securities Act and to cause the Registration Statement to become effective to permit the resale of the Shares issuable upon exercise of the Warrants without restriction in the United States. There is no guarantee that the Registration Statement to be filed by the Company will become effective.

Certificates representing Shares issued upon exercise of the Warrants, including Shares issued to persons outside the United States (other than Shares issued to a holder that (a) purchased the Warrants directly from the Company as a “qualified institutional buyer” (as defined in Rule 144A under the U.S. Securities Act) that was also an “accredited investor” (as defined in Rule 501(a) of Regulation D under the U.S. Securities Act), (b) at the time of such purchase, agreed in writing with the Company to restrictions on the transfer of the Warrants and the Shares issuable upon exercise thereof in lieu of a U.S. restrictive legend, and (c) is a qualified institutional buyer and an accredited investor at the time of exercise), will bear the following U.S. restrictive legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT, (D) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (1) RULE 144 THEREUNDER, IF AVAILABLE, OR (2) RULE 144A THEREUNDER, IF AVAILABLE, AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (E) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS AND, IN THE CASE OF (D)(1) AND (E) ABOVE, AFTER THE SELLER FURNISHES TO THE ISSUER AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO SUCH EFFECT. THE SECURITIES REPRESENTED HEREBY MAY NOT BE HEDGED EXCEPT IN COMPLIANCE WITH THE U.S. SECURITIES ACT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

provided that, if any such Shares are being sold under Rule 144 under the U.S. Securities Act, the legend may be removed by delivering to the Company and the Company’s registrar and transfer agent an opinion of counsel of recognized standing reasonably satisfactory to the Company that the legend is no longer required under applicable requirements of the U.S. Securities Act or applicable U.S. state securities laws.

IN WITNESS WHEREOF this Warrant Certificate has been executed on behalf of Golden Minerals Company as of the __ day of _________, 2026.

GOLDEN MINERALS COMPANY

By:
Authorized Signing Officer

[Signature Page – Warrant Certificate – Golden Minerals]

subscription notice

TO:	Golden Minerals Company
warrants@goldenminerals.com

Terms used herein but not otherwise defined have the meanings ascribed thereto in the attached Warrant Certificate.

The undersigned hereby exercises the right to acquire ___________________________ shares of common stock (“Shares”) of Golden Minerals Company (the “Company”) (or such number of other securities or property to which the Warrants entitle the undersigned in lieu thereof or in addition thereto under the provisions of the Warrant Certificate) and hereby delivers and tenders by wire transfer CAD$__________ in immediately available funds to the account of the Company referenced in Schedule “A” of the Warrant Certificate in satisfaction of the aggregate Exercise Price therefor.

By executing this Subscription Notice, the undersigned represents and warrants as follows (one (and only one) of the following must be checked):

☐             (A)             the undersigned holder at the time of exercise of the Warrants (i) is not present in the United States, (ii) is not a U.S. Person, (iii) is not exercising the Warrants for the account or benefit of a U.S. Person or a person in the United States, (iv) did not execute or deliver this Subscription Notice in the United States, (v) has, in all other respects, complied with the terms of Regulation S under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), in connection with such exercise, (vi) is not requesting delivery in the United States of the Shares issuable upon such exercise, (vii) agrees to resell the Shares only in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration, and (viii) agrees not to engage in hedging transactions with regard to the Shares unless in compliance with the U.S. Securities Act; OR

☐             (B)             the undersigned is an “accredited investor” as defined in Rule 501(a) of Regulation D under the U.S. Securities Act (an “Accredited Investor”) that purchased units consisting of Shares and Warrants directly from the Company in the Company’s offering of units pursuant to a subscription agreement between the Company and the undersigned, is exercising such Warrants for its own account or for the account of the original beneficial purchaser, if any, on whose behalf it purchased such units, each of the undersigned and any such beneficial purchaser was an Accredited Investor both on the date such Warrants were purchased from the Company and on the date such Warrants are being exercised, is not exercising the Warrants as a result of any form of general solicitation or general advertising, and reaffirms the representations, warranties, covenants and agreements made by it in its original subscription agreement signed and delivered in the offering; OR

☐             (C)             the undersigned is a “qualified institutional buyer”, as that term is defined in Rule 144A under the U.S. Securities Act, that is also an Accredited Investor (a “Qualified Institutional Buyer”) that purchased units consisting of Shares and Warrants directly from the Company in the Company’s offering of units pursuant to a subscription agreement between the Company and the undersigned, is exercising such Warrants for its own account, was a Qualified Institutional Buyer both on the date such Warrants were purchased from the Company and on the date such Warrants are being exercised, is not exercising the Warrants as a result of any form of general solicitation or general advertising, and reaffirms the representations, warranties, covenants and agreements made by it in its original subscription agreement signed and delivered in the offering; OR

☐             (D)             the undersigned holder is (i) present in the United States, (ii) a U.S. Person, (iii) a person exercising the Warrants for the account or benefit of a U.S. Person or a person in the United States, (iv) executing or delivering this Subscription Notice in the United States, or (v) requesting delivery in the United States of the Shares issuable upon such exercise, and, in each case, has an exemption from the registration requirements of the U.S. Securities Act and all applicable U.S. state securities laws available for the exercise of the Warrants, and an opinion of counsel (which will not be sufficient unless it is from counsel of recognized standing and in form and substance reasonably satisfactory to the Company) has been delivered to the Company to the effect that an exemption from the registration requirements of the U.S. Securities Act and applicable U.S. state securities laws is available for the issue of the Shares issuable upon exercise of the Warrants.

Note:       The undersigned holder understands that the Shares will be “restricted securities” within the meaning of Rule 144 under the U.S. Securities Act and that, unless Box C above is checked, the certificates representing the Shares (including Shares issued upon an exercise pursuant to Box A above) will be issued in definitive physical certificated form and bear a legend restricting transfer without registration under the U.S. Securities Act and applicable state securities laws unless an exemption from registration is available.

Note:       Certificates representing Shares will not be registered or delivered to an address in the United States unless Box B, Box C or Box D above is checked. If Box D is checked, any opinion or other evidence tendered must be in form and substance reasonably satisfactory to the Company. Holders of Warrants planning to deliver any such documentation in connection with the exercise of the Warrants should contact the Company in advance to determine whether any opinions or other evidence to be tendered will be acceptable to the Company.

The undersigned hereby directs that the said Shares be registered as follows:

Name(s) in full	Address(es) (including Postal Code)	Number of Shares

Total:________

(Please print full name in which Share certificates or other evidence of registration are to be issued.)

DATED this ______ day of ______, 20__ .

(Signature of Subscriber)

(Print Name of Subscriber)

(Address of Subscriber in full)

Certificates or other evidence of registration will be mailed by registered mail to the address appearing in this Subscription Notice.

SCHEDULE “A”

(See attached)